Exhibit 99.(a)(1)(U)

AMENDMENT NO. 1 TO THE OFFER TO AMEND

ELIGIBLE OPTION GRANTS

The Offering Memorandum is hereby amended and supplemented as follows:

1.	The third paragraph of Section 8 titled “Price Range of Common Stock” on page 32 is amended to read, in its entirety, as follows:

On December 4, 2006, we filed a Current Report on Form 8-K with the SEC which described the press release in which we announced that the NASDAQ Listing Qualifications Panel has formally notified us that we are in compliance with all NASDAQ Stock Market listing requirements. As previously announced, we were previously not in compliance with the NASDAQ listing requirements because of our failure to timely file our Form 10-Q for the second quarter of fiscal 2007 ended July 30, 2006. The delay in such filing was related to the review of our historical option grant practices by the Audit Committee of the NVIDIA Board of Directors. On November 29, 2006, we announced the completion of the review and the filing of the delayed Form 10-Q, as well as the filing of a Form 10-K/A for fiscal 2006 and a Form 10-Q/A for the first quarter of fiscal 2007 ended April 30, 2006. The Current Report on Form 8-K, dated December 1, 2006, and filed with the SEC on December 4, 2006 is incorporated herein by reference.

2.	The first paragraph of Section 16 titled “Additional Information” on page 39 is amended to read, in its entirety, as follows:

This Offering Memorandum is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This Offering Memorandum does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision on whether to elect to accept this offer with respect to your options:

1.	A Current Report on Form 8-K, dated December 1, 2006 and filed on December 4, 2006.

2.	Our Quarterly Report on Form 10-Q for the quarter ended July 30, 2006, filed on November 29, 2006, including all materials incorporated by reference therein.

3.	A Current Report on Form 8-K, dated November 6, 2006 and filed on November 9, 2006.

4.	A Current Report on Form 8-K, with respect only to Items 2.02 and 3.01, dated September 11, 2006, filed on September 12, 2006.

5.	A Notification of Late Filing on 12b-25, for period ending July 30, 2006, filed on September 11, 2006.

6.	A Current Report on Form 8-K, with respect only to Item 8.01, dated August 10, 2006, filed on August 10, 2006.

7.	Our Quarterly Report on Form 10-Q for the quarter ended April 30, 2006, filed on May 31, 2006 and as amended on Form 10-Q/A, filed on November 29, 2006, including all materials incorporated by reference therein.

8.	Our Definitive Proxy on Schedule 14A, filed on May 12, 2006.

9.	A Current Report on Form 8-K, dated March 28, 2006, filed on April 3, 2006.

10.	Our Registration Statement on Form S-8, filed on March 16, 2006.

11.	Our Annual Report on Form 10-K for the year ended January 29, 2006, filed on March 16, 2006 and as amended on Form 10-K/A, filed on November 29, 2006, including all materials incorporated by reference therein.

12.	A Current Report on Form 8-K, dated March 7, 2006, filed on March 13, 2006.

13.	A Current Report on Form 8-K, dated March 2, 2006, filed on March 7, 2006.

14.	All other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since January 29, 2006, including all materials incorporated by reference therein.

15.	The description of the common stock contained in our Registration Statement on Form 8-A, filed on January 12, 1999 and any further amendment or report filed hereafter for the purpose of updating such description.